FORM 8-K
Exhibit 99.01

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
Phone: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE ANNOUNCES SECOND QUARTER 2013 EARNINGS

Solid Year-On-Year Growth on Mobile Business;
Board Authorizes Additional $50 Million Share Repurchase Program

SUNNYVALE, Calif., July 30, 2013 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of HD connectivity solutions, today reported financial results for its second quarter ended June 30, 2013.

Revenue for the second quarter of 2013 was $73.7 million, approximately a 19% increase from $62.0 million in the first quarter of 2013 and a 15% increase from revenue of $63.8 million in the second quarter of 2012.

“The strong financial results in the quarter demonstrate continued execution on our strategic plan,” said Camillo Martino, chief executive officer of Silicon Image, Inc.  “During the quarter we saw continuing adoption of our MHL connectivity solutions in mobile devices, our CE business stabilized with MHL’s advance into DTV and home theater markets, and we made solid progress in realizing the goals we set for our 60GHz wireless technology.”

GAAP net income for the second quarter of 2013 was $4.3 million, or $0.05 per diluted share, compared with a net loss of $0.6 million, or $0.01 per share, for the first quarter of 2013 and a net loss of $0.9 million, or $0.01 per share, for the second quarter of 2012.

Non-GAAP net income for the second quarter of 2013 was $6.5 million, or $0.08 per diluted share, compared with a non-GAAP net income of $3.2 million, or $0.04 per diluted share, for the first quarter of 2013 and a non-GAAP net income of $4.3 million, or $0.05 per diluted share, for the second quarter of 2012. Non-GAAP net income for these periods excludes stock-based compensation expense, other than temporary impairment of a privately held company investment, proceeds from legal settlement, amortization of intangible assets, business acquisition related expenses and restructuring charges.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

Pursuant to the accelerated share repurchase (ASR) agreement entered in November 2012, Silicon Image paid $30.0 million and received a total of 6,122,845 shares of its common stock by June 14, 2013, the date of the maturity of the ASR agreement. The company’s cash and short-term investments balance as of June 30, 2013 was $132.2 million.

Silicon Image announced that its Board of Directors has authorized a new share repurchase plan as a follow-on to its current plan which currently has $10.3 million remaining for repurchase.  At the conclusion of the company’s existing plan, the company will commence a new share repurchase plan whereby the company will be authorized to repurchase its common stock up to an aggregate purchase of $50 million. The repurchases may occur from time to time in the open market or in privately negotiated transactions; provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing and amount of any repurchase of shares will be determined by the company, based on its evaluation of market conditions, cash on hand and other factors, and may be made under a plan that complies with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended.

The authorization for the new share repurchase plan will remain in effect until the authorized aggregate amount is expended or the authorization is modified by the Company’s Board of Directors. The plan may be used as a means to offset dilution or on an opportunistic basis. The new share repurchase plan does not obligate the company to acquire any particular amount of stock and purchases under the program may be commenced or suspended at any time, or from time to time, without prior notice. Further the stock repurchase program may be modified, extended or terminated by the Board at any time.

"We continue to be well positioned in our markets and our additional $50 million repurchase plan will allow us to continue to invest in Silicon Image. Further, it demonstrates our commitment to our shareholders and our confidence in our business going forward," said Mr. Martino.

The following are Silicon Image’s financial performance estimates for the third quarter of 2013:

Revenue:	$78 million to $81 million
Gross Margin:	approximately 56-57%
GAAP operating expenses:	approximately $38 million
Non-GAAP operating expenses:	approximately $35 million
Diluted shares outstanding:	approximately 78.5 million
Non-GAAP tax rate:	approximately 30% of non-GAAP pre-tax income

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation, other than temporary impairment of a privately held company investment, proceeds from legal settlement, business acquisition related expenses and restructuring charges do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its second quarter of 2013 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 877-941-1427 or 480-629-9664 and enter pass code 4627225.  The webcast and replay will be accessible on Silicon Image's investor relations website at http://ir.siliconimage.com. A replay of the conference call will be available within two hours of the conclusion of the conference call through August 14, 2013.  To access the replay, please dial 800-406-7325 or 303-590-3030 and enter pass code 4627225.

About Silicon Image, Inc.
Silicon Image is a leading provider of connectivity solutions that enable the reliable distribution and presentation of high-definition content for mobile, consumer electronics, and PC markets.  The company delivers its technology via semiconductor and intellectual property products that are compliant with global industry standards and feature market leading Silicon Image innovations such as InstaPort™ and InstaPrevue™. Silicon Image's  products are deployed by the world's leading electronics manufacturers in  devices such as mobile phones, tablets, DTVs, Blu-ray Disc™ players,  audio-video receivers, digital cameras, as well as desktop and notebook PCs.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, the latest standard for mobile devices - MHL®, and the leading 60GHz wireless HD video standard - WirelessHD®. Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services. For more information, visit us at http://www.siliconimage.com.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries. All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, tax rates, company growth, progress and stock repurchases. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
Unaudited

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenue:
Product	$63,681	$50,341	$51,458	$114,022	$94,482
Licensing	9,998	11,698	12,380	21,696	24,359
Total revenue	73,679	62,039	63,838	135,718	118,841
Cost of revenue and operating expenses:
Cost of product revenue (1)	31,023	25,798	25,851	56,821	48,950
Cost of licensing revenue	162	267	182	429	307
Research and development (2)	20,225	18,558	20,512	38,783	42,219
Selling, general and administrative (3)	16,097	16,402	14,196	32,499	30,333
Amortization of acquisition-related intangible assets	230	251	496	481	992
Restructuring expense	-	(7)	86	(7)	91
Total cost of revenue and operating expenses	67,737	61,269	61,323	129,006	122,892
Income (loss) from operations	5,942	770	2,515	6,712	(4,051)
Proceeds from legal settlement	1,275	-	-	1,275	-
Other than temporary impairment of a privately-held company investment	(1,500)	-	-	(1,500)	-
Interest income and other, net	500	391	245	891	783
Income (loss) before provision for income taxes and equity in net loss of an unconsolidated affiliate	6,217	1,161	2,760	7,378	(3,268)
Income tax expense	1,888	1,742	3,109	3,630	6,057
Equity in net loss of an unconsolidated affiliate	-	-	594	-	1,194
Net income (loss)	$4,329	$(581)	$(943)	$3,748	$(10,519)

Net income (loss) per share – basic	$0.06	$(0.01)	$(0.01)	$0.05	$(0.13)
Net income (loss) per share – diluted	$0.05	$(0.01)	$(0.01)	$0.05	$(0.13)
Weighted average shares – basic	77,245	77,421	82,719	76,934	82,720
Weighted average shares – diluted	78,713	77,421	82,719	78,353	82,720

(1) Includes stock-based compensation expense	$153	$135	$104	$288	$322
(2) Includes stock-based compensation expense	$827	$1,018	$742	$1,845	$1,902
(3) Includes stock-based compensation expense	$1,438	$1,771	$862	$3,209	$2,772

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
Unaudited

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
GAAP net income (loss)	$4,329	$(581)	$(943)	$3,748	$(10,519)
Non-GAAP adjustments:
Stock-based compensation expense (1)	2,418	2,924	1,708	5,342	4,996
Other than temporary impairment of a privately-held company investment (3)	1,500	-	-	1,500	-
Proceeds from legal settlement (3)	(1,275)	-	-	(1,275)	-
Amortization of intangible assets (2)	480	501	496	981	992
Amortization of intangible assets of an unconsolidated affiliate (2)	-	-	134	-	268
Business strategic initiative and acquisition related expenses (2)	-	-	1,528	-	3,056
Restructuring expense (3)	-	(7)	86	(7)	91
Non-GAAP net income (loss) before tax adjustments	7,452	2,837	3,009	10,289	(1,116)
Tax adjustments (4)	(914)	368	1,274	(546)	4,575
Non-GAAP net income	$6,538	$3,205	$4,283	$9,743	$3,459

Non-GAAP net income (loss) per share — basic	$0.08	$0.04	$0.05	$0.13	$0.04
Non-GAAP net income (loss) per share — diluted	$0.08	$0.04	$0.05	$0.12	$0.04
Weighted average shares — basic	77,245	77,421	82,719	76,934	82,720
Weighted average shares — diluted	78,713	78,433	83,444	78,353	83,643

Stock-based compensation expense is composed of the following:
Cost of revenue	$153	$135	$104	$288	$322
Research and development	827	1,018	742	1,845	1,902
Selling, general and administrative	1,438	1,771	862	3,209	2,772
Total	$2,418	$2,924	$1,708	$5,342	$4,996

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Business Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our business strategic initiative and acquisitions including the following, when applicable:(i) amortization of purchased intangible assets associated with our acquisitions; or relating to our unconsolidated affiliates and (ii) business strategic initiative and acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our business strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. During January 2012, we established a research and development center in Hyderabad, India, whereby we hired 75 employees from our subcontractor and had to incur a onetime fee of approximately $3.056 million towards acquiring these employees. We amortized this fee over the first two quarters of 2012 amounting to $1,528 million per quarter. We do not expect a fee of similar nature to be paid in our normal course of business and consider it infrequent and non-recurring. We believe that providing non-GAAP information for business strategic initiative and acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable:(i) other than temporary impairment of a privately held company investment, (ii) proceeds from legal settlement and (iii) restructuring and related costs. It is difficult to estimate the amount or timing of these items in advance. Other than temporary impairment of a privately held company investment due to the conclusion that the possibility is remote that we will exercise our warrants to purchase the entity’s preferred stock or that we will realize any other value from these investments. Proceeds from legal settlement relates to our acquisition of SiBEAM, Inc on May 16, 2011. We do not expect the payment of similar nature to be received in our normal course of business and consider it infrequent and non-recurring. Restructuring charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three and six months ended June 20, 2013 and June 30, 2012 and the three months ended March 31, 2013, our non-GAAP tax rate was approximately 30% of non-GAAP pre-tax income. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	June 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$75,946	$29,069
Short-term investments	56,229	78,398
Accounts receivable, net	27,228	37,936
Inventories	16,002	11,268
Prepaid expenses and other current assets	6,370	8,105
Deferred income taxes	1,039	841
Total current assets	182,814	165,617
Property and equipment, net	14,231	14,840
Deferred income taxes, non-current	4,144	4,144
Intangible assets, net	12,338	11,452
Goodwill	21,646	21,646
Other assets	7,549	9,043
Total assets	$242,722	$226,742

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$15,383	$10,690
Accrued and other current liabilities	16,470	19,600
Deferred margin on sales to distributors	13,407	10,340
Deferred license revenue	2,183	2,185
Total current liabilities	47,443	42,815
Other long-term liabilities	17,553	16,827
Total liabilities	64,996	59,642
Stockholders’ equity	177,726	167,100
Total liabilities and stockholders’ equity	$242,722	$226,742

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$3,748	$(10,519)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation	3,127	3,060
Stock-based compensation expense	5,342	4,996
Amortization of investment premium	578	1,062
Tax benefits from employee stock-based transactions	182	472
Amortization of intangible assets	1,384	992
Excess tax benefits from employee stock-based transactions	(182)	(472)
Non-operating proceeds from legal settlement	(1,275)	-
Other than temporary impairment of a privately-held company investment	1,500	-
Equity in net loss of unconsolidated affiliate	-	1,194
Others	140	473
Changes in assets and liabilities:
Accounts receivable	10,421	(9,805)
Inventories	(4,734)	(6,985)
Prepaid expenses and other assets	1,418	3,114
Accounts payable	4,536	7,085
Accrued and other liabilities	(2,316)	(2,343)
Deferred margin on sales to distributors	3,067	6,904
Deferred license revenue	41	(6)
Cash provided by (used in) operating activities	26,977	(778)
Cash flows from investing activities:
Proceeds from sales of short-term investments	48,330	46,167
Purchases of short-term investments	(26,588)	(38,978)
Purchases of property and equipment	(2,466)	(3,950)
Proceeds from legal settlement	1,275	-
Investment in privately-held companies	(500)	(4,000)
Cash paid for assets purchased from a privately-held company	(300)	-
Purchase of intellectual properties	(1,513)	(732)
Cash provided by (used in) investing activities	18,238	(1,493)
Cash flows from financing activities:
Proceeds from employee stock program	3,090	2,855
Excess tax benefits from employee stock-based transactions	182	472
Repurchases of restricted stock units for income tax withholding	(1,332)	(1,916)
Repurchases of common stock	-	(5,118)
Other	(45)	-
Cash provided by (used in) financing activities	1,895	(3,707)
Effect of exchange rate changes on cash and cash equivalents	(233)	(36)
Net increase (decrease) in cash and cash equivalents	46,877	(6,014)
Cash and cash equivalents — beginning of period	29,069	37,125
Cash and cash equivalents — end of period	$75,946	$31,111
Supplemental cash flow information:
Cash payment for income taxes	$(2,705)	$(2,944)
Restricted stock units vested	$3,902	$5,558
Property and equipment and other assets purchased but not paid for	$688	$906
Unrealized gain (loss) on available-for-sale securities	$(435)	$66